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             (11) Statement re: Computation of per share earnings.
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                        MEDICORE, INC. AND SUBSIDIARIES
                  EXHIBIT 11 COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)



                                 THREE MONTHS ENDED      NINE MONTHS ENDED
                                     September 30,          September 30,
                                  1995         1994       1995        1994
                                  ----         ----       ----        ----
PRIMARY

Weighted average shares
   outstanding                 5,454,940    5,074,070   5,454,940   5,080,347

Net effect of dilutive
   stock options-based
   on the modified treasury
   stock method for 1995 and
   the treasury stock method
   for 1994 using average
   market price                  676,364      168,934     400,283     198,086
                              ----------   ----------  ----------  ----------
                               6,131,304    5,243,004   5,855,223   5,278,433
                              ==========   ==========  ==========  ==========

Net income                    $  369,941   $  266,730  $1,319,208  $  449,248
                              ==========   ==========  ==========  ==========

Net income per share          $      .06   $      .05  $      .23  $      .09
                              ==========   ==========  ==========  ==========

FULLY DILUTED
Weighted average shares
   outstanding                 5,454,940    5,074,070   5,454,940   5,080,347

Net effect of dilutive
   stock options-based
   on the modified treasury
   stock method for 1995 and
   the treasury stock method
   for 1994 using ending
   prices of higher than
   average                       720,667      147,270     562,322     172,683
                              ----------   ----------  ----------  ----------
                               6,175,607    5,221,340   6,017,262   5,253,030
                              ==========   ==========  ==========  ==========

Net income                    $  369,941   $  266,730  $1,319,208  $  449,248
                              ==========   ==========  ==========  ==========
Net income per share          $      .06   $      .05  $      .22  $      .09
                              ==========   ==========  ==========  ==========